                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934
                              (Amendment No. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                                 GOTO.COM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      1)   Title of each class of securities to which transaction applies:

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      2)   Aggregate number of securities to which transaction applies:

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      3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4)   Proposed maximum aggregate value of transaction:

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      5)   Total fee paid:



[ ]   Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identifying the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1)   Amount Previously Paid:

      -------------------------------------------------------------------------
      2)   Form, Schedule or Registration Statement No.:

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      3)   Filing Party:

      -------------------------------------------------------------------------
      4)   Date Filed:

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


                                 GOTO.COM, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To the Stockholders of GOTO.COM, INC.:

     On Thursday, May 24, 2001, GoTo.com, Inc. ("GoTo") will hold its 2001 Annual Meeting of Stockholders at the Doubletree Hotel - Pasadena, 191 N. Los Robles Avenue, Pasadena, CA 91101. The meeting will begin at 10:00 a.m., local time, for the following purposes:

     1.   To elect two Class II directors;

     2. To approve the appointment of Ernst & Young LLP as our independent auditors for fiscal 2001; and

     3.   To attend to other business properly presented at the meeting.

     Only stockholders who owned stock at the close of business on March 28, 2001 can vote at this meeting or any adjournments that may take place. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 74 N. Pasadena Avenue, Third Floor, Pasadena, California 91103.

     Whether or not you expect to attend the meeting in person, you are urged to sign, date, and return the enclosed proxy card, vote electronically via the Internet or vote by telephone at your earliest convenience to ensure the presence of a quorum at the annual meeting.

     If you send in your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE TWO PROPOSALS OUTLINED IN THIS PROXY STATEMENT. Please refer to the Proxy Statement for detailed information on each of the proposals.

     GoTo's 2000 Annual Report to Stockholders accompanies this Notice of Annual Meeting of Stockholders and Proxy Statement.



                                    Very truly yours,


                                    /s/ Todd Tappin
                                    --------------------------------------
                                    Todd Tappin
                                    Chief Financial Officer and Secretary



Pasadena, California
April 24, 2001

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

     The accompanying proxy is solicited by the Board of Directors (the "Board") of GoTo.com, Inc. ("GoTo" or the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, May 24, 2001, at 10:00 a.m., local time, and at any adjournment that may take place.

     The Annual Meeting will be held at the Doubletree Hotel - Pasadena, 191 N. Los Robles Avenue, Pasadena, CA 91101. The date of this Proxy Statement is April 24, 2001 and we anticipate sending the proxy materials to stockholders on or about April 24, 2001.

                       SOLICITATION AND VOTING OF PROXIES

     The following is important information in a question-and-answer format regarding the Annual Meeting and this Proxy Statement.

Q:   WHAT MAY I VOTE ON?

A:   (1) The election of two Class II directors to serve on our Board;
     (2) The approval of the appointment of Ernst & Young LLP as our independent auditors for fiscal 2001; and
     (3)  Any other business properly presented at the meeting.

Q:   HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

A: The Board recommends a vote FOR the nominees standing for re-election as directors and FOR the appointment of Ernst & Young LLP as our independent auditors for fiscal 2001.

Q:   WHO IS ENTITLED TO VOTE?

A: Stockholders as of the close of business on March 28, 2001 (the "Record Date") are entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date. As of the Record Date, 52,768,889 shares of GoTo's Common Stock were issued and outstanding.

Q:   HOW DO I VOTE?

A: You may vote in person at the Annual Meeting or by signing and dating each proxy card you receive and returning it in the prepaid envelope. You may also be able to vote electronically via the Internet or by telephone as outlined on the proxy card. Please note that there are separate Internet and telephone voting arrangements, depending upon whether shares are registered in your name or in the name of a broker or bank.

Q:   HOW CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

A: You have the right to revoke your proxy and change your vote at any time before the meeting by notifying our Secretary, by returning a later-dated proxy card or by re-voting electronically via the Internet or by telephone. You may also revoke your proxy and change your vote by voting in person at the meeting.

Q:   WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: It means you hold shares in more than one account. Sign and return all proxies to ensure that all your shares are voted.

Q:   WHO WILL COUNT THE VOTE?

A: Representatives of Mellon Investor Services ("Inspector"), GoTo's transfer agent, will count the votes. We believe that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

Q:   HOW MANY VOTES ARE NEEDED TO APPROVE A PROPOSAL?

A: The number of votes needed to approve a proposal varies depending on the nature of the proposal. For the election of the directors being presented at the 2001 Annual Meeting, a plurality of the shares voted at the meeting, whether in person or by proxy, must vote in favor of the proposal, provided a "quorum" is present at the meeting. For the other proposals being presented, a majority of the shares voted at the meeting, whether in person or by proxy, must vote in favor of the proposal, provided a "quorum" is present at the meeting. A quorum is a majority of the issued and outstanding shares entitled to vote at a meeting. They may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held and action to be validly taken. Abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A withheld vote is the same as an abstention. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be counted as present with respect to that matter for purposes of establishing a quorum.

Q:   HOW WILL MY PROXY BE EXERCISED?

A: All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal.

Q:   WHO CAN ATTEND THE ANNUAL MEETING?

A: All stockholders as of the Record Date can attend. If your shares are held in the name of a broker or other nominee, please bring proof of stock ownership with you to the Annual Meeting. A copy of your brokerage account statement or an omnibus proxy (which you can get from your broker) will serve as proof of stock ownership.

Q:   HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A: We do not know of any other business to be considered at the 2001 Annual Meeting other than the proposals described in this Proxy Statement. If any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Ted Meisel, GoTo's President and Chief Executive Officer, and/or Todd Tappin, GoTo's Chief Financial Officer and Secretary, to vote on such matters.

Q:   WHO PAYS FOR THE PROXY SOLICITATION PROCESS?

A: GoTo bears the cost of soliciting proxies, including the reimbursement to brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q: MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OF STOCKHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A: You may submit proposals for consideration at future stockholder meetings, including director nominations.

     In order for a stockholder proposal or stockholder nomination for director to be considered for inclusion in GoTo's Proxy Statement for next year's annual meeting, the stockholder must deliver to the Secretary of GoTo at GoTo's principal executive offices written notice of such proposal or nomination not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the meeting. If, however, public announcement



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


     of the date of the annual meeting is given to stockholders less than 95 days prior to the date of the meeting, then the stockholder must deliver written notice of such proposal or nomination not later than the close of business on the 7th day following the day on which GoTo first makes public announcement of the date of the meeting. Any written notice of a proposal or director nomination will need to comply with SEC regulations and also will need to include such information as is required under our Bylaws.

     You may contact GoTo's Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

     The Board currently consists of six (6) members. Although the company's charter provides for seven (7) members on the Board, the Board has elected not to fill the remaining vacancy at this time. The directors are divided into three classes, designated Class I, Class II and Class III, each serving a staggered three-year term. Class I, whose terms will expire at our 2003 Annual Meeting of Stockholders, consists of Jeffrey S. Brewer and Robert Kavner; Class II, whose terms will expire at our 2001 Annual Meeting of Stockholders, consists of William Elkus and William Gross; Class III, whose terms expire at our 2002 Annual Meeting of Stockholders, consists of Linda Fayne Levinson and Ted Meisel. Two (2) Class II members will be standing for re-election. If either nominee is unable to stand for re-election, the Board may further reduce the size of the Board, designate a substitute or leave a vacancy unfilled. If a substitute is designated, proxies voting on the original director candidate will be cast for the substituted candidate. The Board has no reason to believe that any nominee will be unwilling or unable to serve if elected as director.

     At each Annual Meeting of Stockholders, directors will be elected for a full term of three years to succeed those directors whose terms are expiring. Management's nominees to serve as the Class II directors are William Elkus and William Gross. Please see "Information about GoTo - Directors" for information concerning the nominees. If elected, the nominees will serve as Directors until GoTo's Annual Meeting in 2004 and until their respective successors are elected and qualified.

                       INFORMATION ABOUT GOTO - DIRECTORS

DIRECTORS OF GOTO

     This section sets forth information concerning the current directors age and background, including the Class II nominees to be elected at this meeting.

JEFFREY S. BREWER                                      Director since June 1998
Age 32

     Mr. Brewer has served on the Board since June 1998 and as Executive Chairman from February 2000 to September 2000. From March 1998 to May 1999 he also served as President, and from March 1998 until January 2000, he also served as Chief Executive Officer. From August 1995 to January 1998, he was a founder and served as Chief Technology Officer of Ticketmaster Online-CitySearch, Inc. (formerly CitySearch, Inc.), an online provider of city guides and live event ticketing. From June 1994 to August 1995, he served as Manager of Online Development at Knowledge Adventure, Inc., an educational software developer of multimedia CD-ROMs for children. Mr. Brewer received his B.A. in Economics from Southern Methodist University.

WILLIAM ELKUS
Age 49                                                Director since March 1999

     Mr. Elkus has served as a Director of GoTo since March 1999. Mr. Elkus has served as a Managing Director of idealab! Capital Management I, LLC, a venture capital firm, since March 1998. From January 1994 to December 1997, he was a co-founder and served as Managing Director of Klein Investment Group LP, a merchant bank. He serves on the board of directors of several private companies. Mr. Elkus received a S.B. in Mathematics from MIT, a S.M. in Management from MIT Sloan School of Management and a J.D. from Harvard Law School.

WILLIAM GROSS
Age 41                                            Director since September 1997

     Mr. Gross has served as a Director of GoTo since its inception in September 1997. He also served as President and Chief Executive Officer of GoTo from its inception until March 1998 and served as Chairman of the Board from GoTo's inception until November 1998. Mr. Gross was a founder of Bill Gross' idealab!, an incubator and venture capital firm specializing in Internet companies and currently serves as its Chairman of the Board, Chief Executive Officer and President. He also has served as a Managing Director of idealab! Capital Management I, LLC, a venture capital firm, since March 1998. From June 1991 to January 1997, he served as Chairman of Knowledge Adventure, Inc., an educational software developer of multimedia CD-ROMs for children, which was founded by Mr. Gross. From February 1986 to March 1991, he was a developer at Lotus Development Corporation. Mr. Gross serves on the board of directors of Ticketmaster Online-CitySearch, Inc. (formerly CitySearch, Inc.), an online provider of city guides and live event ticketing. He also serves on the board of directors of several private companies. Mr. Gross received his B.S. in Mechanical Engineering from the California Institute of Technology.

ROBERT M. KAVNER                     Chairman of the Board since September 2000
Age 57                                             Director since November 1998

     Mr. Kavner has served as a Director since November 1998 and as Chairman of the Board since September 2000. Mr. Kavner has served as a General Partner of Bill Gross' idealab!, an incubator and venture capital firm specializing in Internet companies, since December 1998. From September 1995 to December 1998, he served as President and Chief Executive Officer of On Command Corporation, a supplier of in-room entertainment and information services to the lodging industry. From June 1994 to September 1995, he served as an advisor to Creative Artists Agency. From May 1984 to May 1994, he served as an Executive Vice President of AT&T, where he acted as Chief Executive Officer of Multimedia Products and Services. Mr. Kavner currently serves on the board of directors of the following public companies: FleetBoston Financial Corporation, Earthlink Inc. and Jupiter Media Metrix Inc. He also serves on the board of directors of several private companies. Mr. Kavner received his B.B.A. in Business Management from Adelphi University.

LINDA FAYNE LEVINSON                               Director since November 1998
Age 59

     Ms. Levinson has served as a Director of GoTo since November 1998. Ms. Levinson has served as a principal of Global Retail Partners, L.P., a private equity investment fund financing early stage companies, since April 1997. From 1994 to 1997, she served as President of Fayne Levinson Associates, a management consulting firm. Ms. Levinson serves on the board of directors of NCR Corporation, Administaff Inc., Jacobs Engineering Group Inc., lastminute.com PLC, 24/7 Media Inc. and Cybersource Corporation. She also serves on the board of directors of several private companies. Ms. Levinson received her A.B. in Russian Studies from Barnard College, her M.A. in Russian Literature from Harvard University, and her M.B.A from New York University.

TED MEISEL
Age 37                                             Director since February 2000

     Mr. Meisel has served as a Director since February 2000, as Chief Executive Officer since January 2000, and he has served as President since May 1999. From December 1998 until January 2000, he also served as Chief Operating Officer. From April 1996 to November 1998, Mr. Meisel served in a variety of roles at Ticketmaster Online-CitySearch, Inc. (formerly CitySearch, Inc.), an online provider of city guides and live event ticketing, most recently as Vice President of the Products and Technology Group. From November 1991 to March 1996, he worked at McKinsey & Company, a management consulting firm, most recently as an Engagement Manager. Mr. Meisel holds a B.A. in History from Dartmouth College and a J.D. from Stanford Law School.



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


     RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

     There are no family relationships among any of the directors or executive officers of GoTo.

     BOARD MEETINGS AND COMMITTEES

     The Board held thirteen (13) meetings during fiscal 2000. The Board has established the following two standing committees:

     Compensation Committee. The Compensation Committee makes recommendations to the Board on compensation for GoTo's executive officers and administers our 1998 Stock Plan and our 1999 Employee Stock Purchase Plan. During fiscal 2000, the Committee, which currently consists of Messrs. Brewer and Kavner and Ms. Levinson, met thirteen (13) times.

     Audit Committee. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement with GoTo's independent public accountants, reviews the independence of GoTo's independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of GoTo's internal accounting controls. During fiscal 2000, the Committee, which currently consists of Messrs. Elkus and Kavner and Ms. Levinson, met four (4) times.

     On January 11, 1999, GoTo adopted a written charter for the audit committee, which was amended on May 25, 2000. This amended charter is attached to this proxy statement as Exhibit A.

     Ms. Levinson is an independent committee member under the requirements of Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. Mr. Elkus is employed by and a partner of idealab! Capital Management I, LLC. William Gross is also a partner of idealab! Capital Management I, LLC. Mr. Elkus and Mr. Gross each have a 50% voting right in idealab! Capital Management I, LLC. idealab! Capital Management I, LLC is a partner in both idealab! Capital Partners I-A, L.P. and in idealab! Capital Partners I-B, L. P. Based on the foregoing, it is uncertain whether Mr. Elkus would satisfy the definition of independent director under Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. Mr. Kavner cannot be considered independent under Rule 4200(a)(15) due to the fact that he is employed by and affiliated with Bill Gross' idealab! and idealab! Holdings, LLC, which are deemed affiliates of GoTo.

     The Board currently has no nominating committee or committee performing a similar function. All Board and Committee members attended more than 75% of the combined meetings of the Board and Committees on which they serve, except Mr. Gross, who attended 56% of the combined meetings of the Board and any Committees on which he served.

     DIRECTOR COMPENSATION

     We do not currently compensate our directors. Directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board or any committees thereof. The directors who are employees of our company are generally eligible to participate in our 1998 Stock Plan and in our 1999 Employee Stock Purchase Plan.

     RECOMMENDATION OF THE BOARD

     YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                  PROPOSAL TWO: APPROVAL OF THE APPOINTMENT OF
                    ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

     The Board has approved the appointment of Ernst & Young LLP as our independent auditors for fiscal 2001, subject to your approval. Ernst & Young LLP has served as our independent auditors since 1999. Representatives of Ernst & Young LLP will attend the Annual Meeting to answer appropriate questions.

FEES BILLED TO GOTO BY ERNST & YOUNG LLP DURING FISCAL 2000

     AUDIT FEES

     Audit fees billed to GoTo by Ernst & Young LLP during the Company's fiscal year ended December 31, 2000 for the audit of GoTo's annual financial statements and the review of those financial statements included in GoTo's quarterly reports on Form 10-Q totaled $205,000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not engage Ernst & Young LLP to provide advice to GoTo regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

     ALL OTHER FEES

     Fees billed to GoTo by Ernst & Young LLP during the fiscal year ended December 31, 2000 for all other services rendered to GoTo, including tax-related services, totaled $957,000.

     The Audit Committee has considered and determined that the fees paid to Ernst & Young LLP for the other services performed are compatible with Ernst & Young LLP's independence.

     In the event that the stockholders do not approve the selection of Ernst & Young LLP, the appointment of the independent auditors will be reconsidered by the Board.

     RECOMMENDATION OF THE BOARD

     YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR FISCAL 2001.

     At the date of this Proxy Statement, the Board knows of no other business that will be conducted at the 2001 Annual Meeting of Stockholders of GoTo other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting occurs, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

RELATED PARTY TRANSACTIONS

     REAL ESTATE TRANSACTION

     In December 1999, GoTo entered into an arrangement with Bill Gross' idealab!, which, with its affiliate, idealab! Holdings, L.L.C., is a significant stockholder of GoTo, for approximately 58,000 square feet of office space. The term of the lease commenced on January 15, 2000 and will terminate on October 31, 2004, with total lease payments of approximately $7.1 million over the term of the lease.

     BUSINESS TRANSACTIONS

     During 2000, GoTo recorded approximately $377,000 of search listing advertising revenue from Bill Gross' idealab!.

     On May 3, 2000, GoTo acquired AuctionRover.com, Inc. At the time of the transaction, Timothy Draper was a director of GoTo. At the time of the transaction, Mr. Draper also was affiliated with Draper Atlantic Venture Fund, L.P., which was a principal shareholder of AuctionRover.com. Entities affiliated with Draper Fisher Jurvetson, of which Mr. Draper is Managing Director, currently own and at the time of the AuctionRover.com transaction did own, greater than 5%


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


of GoTo's outstanding capital stock. As a result, Draper Atlantic, a stockholder of AuctionRover.com who received GoTo common stock in the transaction, may be deemed an affiliate of GoTo. The purchase price in the acquisition was determined by arms-length negotiations between the parties.

     CERTAIN BUSINESS RELATIONSHIPS

     Ms. Levinson is a partner with Global Retail Partners, L.P., a venture capital firm which, until January 2001 was an affiliate of Donaldson, Lufken & Jenrette, Inc. ("DLJ"). DLJ performed certain investment banking related services to GoTo during the fiscal year 2000.

     EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

     GoTo has not entered into employment agreements with its executive officers, and their employment may be terminated at any time at the discretion of GoTo's Board. GoTo has entered into change in control severance agreements with approximately twenty-five (25) of its management employees, including Ted Meisel, Todd Tappin, Jaynie Studenmund, Harry Chandler, James B. Gallinatti Jr., and Stephanie A. Sarka, who are executive officers of GoTo. These agreements provide that, in the event of the employee's involuntary termination without cause within twelve (12) months after a change in control of GoTo, the employee will be entitled to six months of severance pay, potential payments for health care continuation coverage and immediate vesting of his or her options.

                             PRINCIPAL STOCKHOLDERS

PRINCIPAL OWNERSHIP OF GOTO COMMON STOCK

         The following table shows the number of shares of GoTo common stock owned as of February 28, 2001 by:

     o each of our stockholders who is known to be the beneficial owner of more than 5% of our common stock

     o    each of our directors

     o each of our executive officers listed in the Summary Compensation Table, and

     o    all of our directors and executive officers as a group

     Except as indicated herein, and as provided by applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

     Applicable percentages of ownership are based on 52,630,896 shares of common stock outstanding as of February 28, 2001.

     Beneficial ownership is determined in accordance with rules of the SEC. For purposes of calculating beneficial ownership, common stock subject to options currently exercisable or exercisable on or prior to 60 days after February 28, 2001 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.


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


                            PRINCIPAL STOCK OWNERSHIP


                            NAME OF INDIVIDUALS OR
                              IDENTITY OF GROUP                                   NUMBER OF SHARES      PERCENT OF TOTAL
-------------------------------------------------------------------------         ----------------      ----------------
Bill Gross' idealab! (1).................................................              13,367,331            25.4%
RS Investment Management Co. LLC (2) ....................................               3,134,800             6.0%
Entities affiliated with idealab! Capital Management I, L.L.C. (3).......               2,933,684             5.6%
Capital Research and Management Company (4)..............................               2,850,000             5.4%
Entities affiliated with Draper Fisher Jurvetson (5).....................               2,604,904             5.0%
Jeffrey S. Brewer .......................................................               1,601,869             3.0%
William Elkus (6)........................................................               2,933,684             5.6%
William Gross (7)........................................................              16,302,760            31.0%
Robert M. Kavner.........................................................                  20,000              *
Linda Fayne Levinson (8).................................................               1,020,673             1.9%
Ted Meisel (9)...........................................................                 805,195             1.5%
James B. Gallinatti Jr. (10).............................................                 384,079              *
Todd Tappin (11).........................................................                 312,769              *
Harry Chandler (12)......................................................                 306,557              *
All directors and officers as a group (13)...............................              21,364,879            40.6%



-----------------------
* Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1) This information is based solely upon a Schedule 13D/A filed March 6, 2000. The address of Bill Gross' idealab! is 130 West Union Street, Pasadena, California 91103.

(2) This information is based solely upon a Schedule 13G filed February 15, 2001. The address of RS Investment Management Co. LLC is 388 Market Street, San Francisco, CA 94111.

(3) This information is based solely upon a Schedule 13G/A filed March 16, 2001. The address of idealab! Capital Management I, LLC is 130 West Union Street, Pasadena, California 91103.

(4) This information is based solely upon a Schedule 13G filed February 12, 2001. The address of Capital Research and Management Company is 333 South Hope Street, Los Angeles, CA 90071.

(5) This information is based solely upon a Schedule 13G/A filed February 14, 2001. The address of Draper Fisher Jurvetson is 400 Seaport Court, Suite 250, Redwood City, CA 94063.

(6) This information is based solely upon a Schedule 13G/A filed March 16, 2001. Mr. Elkus disclaims beneficial ownership of these shares that are held by idealab! Capital Management I, L.L.C. or its affiliates, except to the extent of his pecuniary interest therein.

(7) This information is based solely upon a Schedule 13D/A filed March 6, 2000. Mr. Gross disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(8) Represents 1,020,673 shares held of record by Global Retail Partners, L.P. and its affiliates. Ms. Levinson is a principal of Global Retail Partners, L.P. Ms. Levinson disclaims beneficial ownership of all shares owned by Global Retail Partners, L.P. and its affiliates, except for any proportional interest in such shares.

(9) Includes options which, if exercised, would be subject to a right of repurchase by GoTo as of February 28, 2001, which right of repurchase lapses as to such shares over a four-year period.

(10) Includes options which, if exercised, would be subject to a right of repurchase by GoTo as of February 28, 2001, which right of repurchase lapses as to such shares over a four-year period.

(11) Includes shares subject to a right of repurchase by GoTo as of February 28, 2001, which right of repurchase lapses as to such shares over a four-year period. Also includes options which, if exercised, would be subject to a right of repurchase by GoTo as of February 28, 2001, which right of repurchase lapses as to such shares over a four-year period.

(12) Includes options which, if exercised, would be subject to a right of repurchase by GoTo as of February 28, 2001, which right of repurchase lapses as to such shares over a four-year period.

(13) Includes shares subject to a right of repurchase by GoTo as of February 28, 2001, which right of repurchase lapses as to such shares over a four-year period. Also includes options which, if exercised, would be subject to a right of repurchase by GoTo as of February 28, 2001, which right of repurchase lapses as to such shares over a four-year period.

               COMPENSATION OF EXECUTIVE OFFICERS AND OTHER MATTER

SUMMARY COMPENSATION TABLE

     The table below summarizes the compensation earned for services rendered to GoTo in all capacities for the fiscal years ended December 31, 2000, 1999 and 1998 by each person serving as GoTo's Chief Executive Officer in the fiscal year ended December 31, 2000 and its three next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2000. These executives are referred to as the named executive officers elsewhere in this Proxy Statement. No other GoTo executive officer earned more than $100,000 in salary and bonus during the fiscal year ended December 31, 2000.


                                                                                                            LONG-TERM
                                                                                                       COMPENSATION AWARDS
                                                                                                       -------------------
                                                                       ANNUAL COMPENSATION                 SECURITIES
                                                                 --------------------------------          UNDERLYING
NAME AND PRINCIPAL POSITION                           YEAR         SALARY ($)          BONUS ($)         OPTIONS (#) (3)
---------------------------                           ----         ----------         -----------        ---------------
Ted Meisel(1)..................................       2000       $    122,500                  --             502,728
   Chief Executive Officer and President              1999       $     93,750                  --
                                                      1998       $      7,500                  --
Jeffrey S. Brewer(2)...........................       2000       $     67,292                  --                 --
   Executive Chairman                                 1999       $     85,000                  --
                                                      1998       $     21,250                  --
Todd Tappin....................................       2000       $    122,500                  --             102,500
   Chief Financial Officer                            1999       $     99,998                  --
                                                      1998       $     25,000                  --
Harry Chandler.................................       2000       $    122,500         $    31,500             224,000
   Executive Vice President                           1999       $     80,875                  --
                                                      1998       $       --                    --
James B. Gallinatti Jr.........................       2000       $    142,500         $    47,500             182,350
   Senior Vice President of Sales and Service         1999       $     98,750         $    37,500
                                                      1998       $     18,750         $    12,500


-------------------
(1) Mr. Meisel has served as Chief Executive Officer since January 2000 and as President since May 1999. He also served as Chief Operating Officer from December 1998 until January 2000.

(2) Mr. Brewer has served on the Board since June 1998, as Executive Chairman from February 2000 to September 2000, served as Chief Executive Officer from March 1998 until January 2000, and as President from March 1998 to May 1999.

(3) These options were granted pursuant to GoTo's 1998 Stock Plan and are options to purchase common stock of GoTo.

OPTION GRANTS DURING LAST FISCAL YEAR

     The following table sets forth certain information with respect to stock options granted to each of the named executive officers in the fiscal year ended December 31, 2000, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the SEC and do not represent GoTo's estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of GoTo's common stock.

     In fiscal year 2000, GoTo granted options to purchase up to an aggregate of 4,450,724 shares to employees, directors and consultants. All options were granted under GoTo's 1998 Stock Plan at exercise prices at fair market value of GoTo's common stock on the date of grant, as determined in good faith by the Board. All options have a term of ten years. Optionees may pay the exercise price by cash, check or delivery of already-owned shares of GoTo's common stock. All options are immediately exercisable upon grant; however, any unvested shares are subject to repurchase by GoTo at their cost in the event of the optionee's termination of employment.


                                                    INDIVIDUAL GRANTS                               POTENTIAL
                                  -----------------------------------------------------           REALIZABLE VALUE
                                   NUMBER      % OF TOTAL                                           AT ASSUMED
                                     OF          OPTIONS                                         ANNUAL RATES OF
                                 SECURITIES    GRANTED TO                                           STOCK PRICE
                                 UNDERLYING      EMPLOYEES      EXERCISE                    APPRECIATION FOR OPTION TERM
                                  OPTIONS        IN LAST         PRICE        EXPIRATION    ------------------------------
NAME                              GRANTED      FISCAL YEAR     ($/SHARE)         DATE            5%             10%
----                              -------      -----------     ---------      -----------   -------------  --------------
Ted Meisel.................       250,000          5.6%           $68.32       01/28/10     $10,741,520    $  27,221,121
Jeffrey S. Brewer..........            --            --              --              --           --               --
Todd Tappin................        20,000            *            $15.38       07/26/10     $   193,448    $     490,235
                                   20,000            *            $34.50       07/26/10     $   433,937    $  1,099,682
                                   20,000            *            $11.69       10/09/10     $   147,036    $     372,617
Harry Chandler.............        13,333            *            $15.38       07/26/10     $   128,962    $     326,815
                                   13,333            *            $34.50       07/26/10     $   289,284    $     733,103
                                   13,334            *            $11.69       10/09/10     $    98,021    $     248,405
James B. Gallinatti Jr. ...        16,667            *            $15.38       07/26/10     $   161,210    $     408,537
                                   16,667            *            $34.50       07/26/10     $   361,622    $     916,420
                                   16,667            *            $11.69       10/09/10     $   122,532    $     310,520




AGGREGATE OPTION EXERCISES DURING THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth for each of the named executive officers the number of shares acquired and the value realized upon exercise of stock options during the year ended December 31, 2000 and the number of shares subject to exercisable and unexercisable stock options held as of December 31, 2000.

     The "Value of Unexercised In-the-Money Options at December 31, 2000" is based on the closing price of GoTo's common stock on December 31, 2000, which was $7.3125, less the per share exercise price multiplied by the number of shares issued upon exercise of the option.

     All options were granted under GoTo's 1998 Stock Plan. All options are immediately exercisable upon grant; however, any unvested shares are subject to repurchase by GoTo at their cost in the event of the optionee's termination of employment.



                                                                    NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                                 SHARES                          OPTIONS AT DECEMBER 31, 2000        AT DECEMBER 31, 2000($)
                              ACQUIRED ON        VALUE          -----------------------------    ------------------------------
NAME                            EXERCISE       REALIZED         EXERCISABLE     UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
----                            --------       --------         -----------     -------------    -----------      -------------
Ted Meisel .................        --              --           502,728(1)          --          $1,418,255              --
Todd Tappin ................      17,500      $  128,938         102,500(2)          --          $   47,281              --
Harry Chandler .............        --              --           224,000(3)          --          $  885,500              --
James B. Gallinatti Jr ....       20,000      $  207,469         182,350(4)          --          $  947,950              --



(1) 432,915 shares, if exercised, would be subject to a right of repurchase by GoTo.com as of December 31, 2000, which right of repurchase lapses as to such shares over a four-year period.

(2) 92,330 shares, if exercised, would be subject to a right of repurchase by GoTo.com as of December 31, 2000, which right of repurchase lapses as to such shares over a four-year period.

(3) 153,334 shares, if exercised, would be subject to a right of repurchase by GoTo.com as of December 31, 2000, which right of repurchase lapses as to such shares over a four-year period.

(4) 143,132 shares, if exercised, would be subject to a right of repurchase by GoTo.com as of December 31, 2000, which right of repurchase lapses as to such shares over a four-year period.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD

     The Compensation Committee of the Board includes three non-employee directors. The Compensation Committee reviews and makes recommendations to the Board on salaries, bonuses and other benefits payable to GoTo's executive officers. It also administers GoTo's employee stock plans.

     Compensation Goals. The Compensation Committee makes recommendations to the Board on compensation for executive officers to align business objectives with performance, and to attract, retain and reward executive officers who contribute to our long-term success. Our compensation programs, including those for executive officers, share these characteristics:

     o We offer a compensation program to attract and retain the best people in the industry. To ensure that pay is competitive, we review the compensation practices of other leading companies in the industry.

     o Executive officers are compensated based upon corporate, departmental and individual performance. Corporate and departmental performance are evaluated by reviewing whether strategic and business plan goals are met. Individual performance is evaluated by measuring organizational progress against set objectives.

     o We strive for fairness to achieve a balance in compensation paid to the executives within GoTo and in comparable companies. We believe that the contributions of each member of the executive staff are vital to our success.

     o We believe that employees should understand the performance evaluation and compensation programs. At the beginning of the performance cycle, key semi-annual and annual objectives are set for each officer. The Chief Executive Officer gives ongoing feedback on performance to each officer. At the end of the performance cycle, the Compensation Committee evaluates the accomplishments of the key objectives in making its decisions on merit increases and stock option grants.

     Compensation Components. GoTo's compensation program has two elements: base salary and benefits. Combined, these two elements should yield a total compensation package that is competitive in the industry. Our compensation packages enable us to attract and retain highly skilled employees, provide useful products and services to customers, enhance shareholder value, motivate technological innovation, and reward performance:

     Base Salary. The Committee sets base salary for officers by reviewing the compensation levels for similar positions in comparable companies in the industry. Base salaries are adjusted based on the individual's performance.

     Stock Options. Our 1998 Stock Plan provides for the grant of incentive stock options to employees (including officers and employee directors) and for the grant of nonstatutory stock options and stock purchase rights to employees, directors and consultants. The 1998 Stock Plan seeks to align the interests of our employees with those of our stockholders and nurture our employees' long-term interest in GoTo's success. The options become available for purchase over a defined period to encourage employees to continue their employment with GoTo.

Compensation Committee of the Board                              Jeffrey Brewer
                                                               Robert M. Kavner
                                                           Linda Fayne Levinson

REPORT OF THE AUDIT COMMITTEE

     The audit committee has:

     o reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2000 with the Company's management;

     o discussed with Ernst & Young LLP, the Company's auditors for 2000, the matters required to be discussed by Statement on Auditing Standards No. 61; and

     o received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, and has discussed with Ernst & Young LLP its independence.

     Based on the review and discussions discussed above, the audit committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

     Audit Committee of the Board:                                William Elkus
                                                               Robert M. Kavner
                                                           Linda Fayne Levinson

                        COMPARISON OF STOCKHOLDER RETURN

     The following graph compares the cumulative total stockholder return on GoTo's common stock since the date of our initial public offering (June 18, 1999) through the fiscal year ended December 31, 2000, with the NASDAQ Stock Market Index for U.S. Companies ("NASDAQ Market Index") and the J.P. Morgan H&Q Internet Index. The graph is based on the assumption that $100 was invested in each of GoTo's Common Stock, the NASDAQ Market Index and the J.P. Morgan H&Q Internet Index on June 18, 1999.


                               [PERFORMANCE GRAPH]


     The stock price performance on the graph is not necessarily an indicator of future price performance.



                                               JP Morgan H&Q          NASDAQ
                                 GoTo         Internet Index      Market Index
                                 ----         --------------      ------------
      June 18, 1999             $100.00          $100.00              $100.00
      September 30, 1999         347.50           118.28               113.73
      December 31, 1999          391.67           228.97               168.52
      March 31, 2000             298.75           239.16               184.62
      June 30, 2000              102.08           177.42               164.25
      September 30, 2000         110.00           170.68               152.10
      December 31, 2000           48.75            88.10               102.31


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on a review of forms filed or written notice that no annual forms were required, we believe that for the fiscal year ended December 31, 2000, our officers, directors and 10% stockholders timely filed all reports and reported all transactions required under Section 16 of the Securities Exchange Act.

                                  OTHER MATTERS

     Proposals Intended to be Presented at Next Annual Meeting. Proposals of stockholders intended to be presented at GoTo's 2002 Annual Meeting of Stockholders must be received by GoTo for inclusion in GoTo's Proxy Statement and form of proxy no later than February 22, 2002.

     Other Matters. Management knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Proxy Solicitation. The expense of solicitation of proxies will be borne by GoTo. In addition to solicitation of proxies by mail, certain officers, directors and GoTo employees who will receive no additional compensation for their services may solicit proxies by telephone, telegraph or personal interview. GoTo is required to request brokers and nominees who hold stock in their name to furnish this proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

     Annual Report. GoTo will provide a copy of its Annual Report for the year ended December 31, 2000, without charge, to any stockholder who makes a written request to Todd Tappin, Secretary, GoTo, Inc. 74 N. Pasadena Avenue, Third Floor, Pasadena, California 91103.


                                         By Order of the Board of Directors

                                         /s/ Todd Tappin
                                         -------------------------------------
                                         Todd Tappin
                                         Chief Financial Officer and Secretary

Pasadena, California
April 24, 2001

                                                                       EXHIBIT A

                         CHARTER FOR THE AUDIT COMMITTEE

                            OF THE BOARD OF DIRECTORS

                                       OF

                                 GOTO.COM, INC.


     PURPOSE:

     The purpose of the Audit Committee of the Board of Directors of GoTo.com, Inc. (the "Company") shall be:

     o to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

     o to provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom;

     o to outline to the Board improvements made, or to be made, in internal accounting controls;

     o to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors; and

     o to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

     The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

     MEMBERSHIP:

     The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. On or before June 14, 2001, the members will meet the following criteria:

     1. Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements;

     2. Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

     3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

         RESPONSIBILITIES:

         The responsibilities of the Audit Committee shall include:

     o Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

     o Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

     o    Reviewing fee arrangements with the independent auditors;

     o Reviewing the independent auditors' proposed audit scope, approach and independence;

     o Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

     o Requesting from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

     o Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

     o Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

     o Reviewing with management, before release, the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K;

     o Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e) (3) of
          Schedule 14A;

     o Reviewing the Audit Committee's own structure, processes and membership requirements;

     o Reviewing on a continuing basis the adequacy of the Company's system of internal controls;

     o Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

     o Reviewing management's monitoring of compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act;

     o Reviewing, in conjunction with counsel, when necessary, any legal matters that could have a significant impact on the Company's financial statements;

     o    Providing oversight and review of the Company's investment policies;

     o If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

     o Reviewing related party transactions for potential conflicts of interest;1 and

     o Performing such other duties as may be requested by the Board of Directors.

     MEETINGS:

     The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

     The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

     MINUTES:

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

     REPORTS:

     Apart from the report prepared pursuant to Item 306 of Regulation S-K and
Item 7(e) (3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board in written form from time to time as may be appropriate, consistent with the Committee's charter.











--------
     1 Rule 4460(h) of the NASD Manual provides that each Nasdaq National Market issuer "shall utilize the company's Audit Committee or a comparable body of the Board of Directors for the review of potential conflict of interest situations where appropriate."

           This Proxy is solicited on behalf of the Board of Directors


                       2001 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 24, 2001

The undersigned shareholder(s) of GoTo.com, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of 2001 Annual Meeting of Stockholders and Proxy Statement, each dated April 24, 2001, and hereby appoints Ted Meisel and Todd Tappin, jointly and severally, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of GoTo.com, Inc., to be held May 24, 2001, at 10:00 a.m., local time, at The Doubletree Hotel Pasadena at 191 N. Los Robles Ave., Pasadena California 91101, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side:

     The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2. If any other matters properly come before the meeting, the persons named in this proxy will vote, in their discretion, provided that they will not vote in the election of directors for persons for whom authority to vote has been withheld.

             (continued, and to be signed and dated on reverse side)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                             YOUR VOTE IS IMPORTANT
                       YOU CAN VOTE IN ONE OF THREE WAYS:

1.   Vote by Internet at our Internet Address: http://www.proxyvoting.com/GOTO.
                                       or
2.   Call toll free 1-800-840-1208 on a Touch-Tone Telephone.
                                       or
3. By mail - by promptly returning your completed proxy card in the enclosed envelope.
--------------------------------------------------------------------------------

               THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2

1.   Election of Directors

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided to the right.)
___________________________________________

     01 William Gross                         02 William Elkus

     [ ] FOR nominees listed above            [ ] WITHHOLD authority
     (except as indicated)                    for all nominees listed above

2. Proposal to ratify the appointment of Ernst & Young LLP as GoTo.com's independent auditors for fiscal 2001

     [ ] FOR                   [ ] AGAINST                [ ] ABSTAIN

3. And in their discretion, upon such other matters which may properly come before the meeting or any adjournment or adjournments thereof.

                                         Address change? Mark the box [ ]
                                         indicate change at left.

                                         Dated________________, 2001

                                         ---------------------------------------

                                         ---------------------------------------
                                         Signature(s) of Shareholders(s) in Box

                                         PLEASE SIGN exactly as name appears at
                                         left. Joint owners should each sign.
                                         Executors, administrators, trustees,
                                         etc. should so indicate when signing.
                                         If signer is a corporation, please sign
                                         full name by duty authorized officer.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                             YOUR VOTE IS IMPORTANT
                       YOU CAN VOTE IN ONE OF THREE WAYS:

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                                VOTE BY INTERNET
                          24 HOURS A DAY, 7 DAYS A WEEK
                Follow the instructions at our Internet Address:
                        http://www.proxyvoting.com/GOTO

                                       or

                                  VOTE BY PHONE
                          HAVE YOUR PROXY CARD IN HAND.
             Call toll-free 1-800-840-1208 on a touch tone telephone
                         24 hours a day, 7 days a week.

                                       or

                               VOTE BY PROXY CARD
                 Mark, sign and date your proxy card and return
                       promptly in the enclosed envelope.

NOTE: IF YOU VOTED BY INTERNET OR TELEPHONE, THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD.


THANK YOU FOR VOTING.